                          AMENDED AND RESTATED BYLAWS

                                       OF

                                 DYNATEM, INC.,
                            a California corporation


                                   ARTICLE I

                                    OFFICES

      SECTION 1.  PRINCIPAL EXECUTIVE OFFICE.  The Board of Directors shall fix
                  --------------------------
and designate the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside the State of California, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the state of California.

      SECTION 2.  OTHER OFFICES.  The Board of Directors may at any time
                  -------------
establish, or may designate an officer of the corporation to establish, other branch or subordinate business offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      SECTION 1.  PLACE OF MEETINGS.  All annual or other meetings of
                  -----------------
shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.

      SECTION 2.  ANNUAL MEETINGS.  The annual meeting of shareholders shall be
                  ---------------
held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

      SECTION 3.  SPECIAL MEETINGS.  Special meetings of the shareholders, for
                  ----------------
the purpose of taking any action permitted by the shareholders under the California Corporations Code and the Articles of Incorporation of this corporation, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or one (1) or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at the meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

      SECTION 4.  NOTICE OF SHAREHOLDERS' MEETINGS.  All notices of meetings of
                  --------------------------------
shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the date, and the hour of such meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or
(ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees intended, at the time of the notice, to be presented by management for election;

     If action is proposed to be taken at any meeting for approval of: a contract or other transaction with an interested director; amendment of the Articles of Incorporation; a reorganization of the corporation as defined in
Section 181 of the California Corporations Code; voluntary dissolution of the corporation; or a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall also state the general nature of that proposal.

      SECTION 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Written notice
                  --------------------------------------------
of all meetings of shareholders shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

      SECTION 6.  QUORUM.  The presence in person or by proxy of the persons
                  ------
entitled to vote a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      SECTION 7.  ADJOURNED MEETING AND NOTICE THEREOF.  Any shareholders'
                  ------------------------------------
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 6 of this Article II.

     When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in accordance with the provisions of Sections 4 and 5 of this Article II. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

      SECTION 8.  VOTING.  Unless a record date for voting purposes be fixed as
                  ------
provided in Section 11 of this Article II of these bylaws, then, subject to the provisions of Sections 702 and 704, inclusive, of the California Corporations Code (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

     Such vote may be viva voce or by ballot; provided, however, that all
                                              --------  -------
elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or the Articles of Incorporation. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to commencement of the voting, and any shareholder has given notice at the meeting prior to commencement of the voting of such shareholder's intention to cumulate votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

      SECTION 9.  VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.  The
                  ------------------------------------------- --------
transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver, consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver, consent or approval shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

      SECTION 10.  ACTION WITHOUT MEETING.  Any action which, under any
                   ----------------------
provision of the California Corporations Code, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     In the case of election of directors, such consent shall be effective only if signed by the holders of all of the outstanding shares entitled to vote for the election of directors; provided, however, that, without notice except as
                           --------  -------
hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

     Unless the consents of all shareholders entitled to vote have been solicited in writing:

          (a) Notice of any proposed shareholder approval of: a contract or other transaction in which a director has a direct or indirect financial interest, (ii) indemnification of an agent of the corporation, (iii) a reorganization of the corporation as defined in Section 181 of the California Corporations Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

          (b) Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 5 of this Article II.

          Unless the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Secretary of the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

      SECTION 11.  RECORD DATE.  The Board of Directors may fix a time in the
                   -----------
future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code, the Articles of Incorporation or these bylaws.

     If the Board of Directors does not so fix a record date:

               The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to such prior action, or the sixtieth (60th) day before the date of such prior action, whichever is later.

      SECTION 12.  PROXIES.  Every person entitled to vote or execute consents
                   -------
shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided, however, that
                                                         --------  -------
no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

      SECTION 13.  INSPECTORS OF ELECTION.  In advance of any meeting of
                   ----------------------
shareholders, the Board of Directors may appoint any persons other than nominees for office as Inspectors of Election to act at such meeting or any adjournment thereof. If Inspectors of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one
(1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the meeting.

     The duties of such inspectors shall be as prescribed by Section 707 of the Corporations Code and shall include: (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;
(b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents; (e) determining when the polls shall close; (f) determining the result; and (g) such other acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

     The Inspectors of Election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the Inspectors of Election is prima facie evidence by the facts stated therein.


                                  ARTICLE III

                                   DIRECTORS

      SECTION 1.  POWERS.  Subject to limitations of the Articles of
                  ------
Incorporation and these bylaws and to the provisions of the California Corporations Code as to action required to be authorized or approved by the shareholders or by the outstanding shares, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, the Board of Directors shall have the following powers, to wit:

     First - To select and remove all the officers, agents and employees of the
     -----
corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or with these bylaws; fix their compensation; and require from them security for faithful service.

     Second - To conduct, manage and control the affairs and business of the
     ------
corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these bylaws, as they may deem best.

     Third - To change the principal executive office and principal office for
     -----
the transaction of the business of the corporation from one location to another; to cause the corporation to be qualified or licensed to do business in any other state, territory, dependency or country and conduct business within or without the State of California; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Fourth - To authorize the issue of shares of stock of the corporation from
     ------
time to time, upon such terms as may be lawful in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible property actually received.

     Fifth - To borrow money and incur indebtedness on behalf of the
     -----
corporation, and to cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities.

     Sixth - By resolution adopted by a majority of the authorized number of
     -----
directors, to designate an executive and one or more other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall be conducted. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two (2) members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

               (i) The approval of any action for which the California Corporations Code or the Articles of Incorporation also require shareholder approval or approval of the outstanding shares;

               (ii)   The filling of vacancies on the Board or in any committee;

               (iii) The fixing of compensation of the directors for serving on the Board or on any committee;

               (iv)   The adoption, amendment or repeal of bylaws;

               (v)    The amendment or repeal of any resolution of the Board;

               (vi) Any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

               (vi) The appointment of other committees of the Board or the members thereof.

      SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS.  The authorized number
                  -------------------------------------
of directors shall be not less than five (5) nor more than nine (9). The exact number of directors shall be six (6) until changed, within the limits specified above, by an amendment to this Section 2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however,
                                                          --------  -------
that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1). No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      SECTION 3.  ELECTION AND TERM OF OFFICE.  The directors shall be elected
                  ---------------------------
at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the California Corporations Code and the provisions of these bylaws with respect to vacancies on the Board.

      SECTION 4.  VACANCIES.  A vacancy in the Board of Directors shall be
                  ---------
deemed to exist in case of the death, resignation or removal of any director, or if the Board of Directors by resolution declares vacant the offices of a director who has been declared of unsound mind by order of court or convicted of a felony, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. A vacancy in the Board of Directors created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of all of the outstanding shares entitled to vote for the election of directors.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

      SECTION 5.  PLACE OF MEETING.  Regular meetings of the Board of Directors
                  ----------------
may be held at any place within or outside the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.

      SECTION 6.  ORGANIZATION MEETING.  Immediately following each annual
                  --------------------
meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

      SECTION 7.  OTHER REGULAR MEETINGS.  Other regular meetings of the Board
                  ----------------------
of Directors shall be held without call at such time and date as shall from time to time be fixed by resolution adopted by the Board of Directors. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

      SECTION 8.  SPECIAL MEETINGS.  Special meetings of the Board of Directors
                  ----------------
for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or by telegraph or mail, charges prepaid, addressed to each director at such director's address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of holding the meeting. In case such notice is delivered, personally or by telephone or telegraph, as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

      SECTION 9.  ACTION WITHOUT MEETING.  Any action required or permitted to
                  ----------------------
be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board of Directors.

      SECTION 10.  ACTION AT A MEETING;  QUORUM AND REQUIRED VOTE.  Presence of
                   ----------------------------------------------
a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided.

     Members of the Board may participate in a meeting, regular or special, through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

     Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

      SECTION 11.  VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.  The
                   ------------------------------------------- --------
transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has, prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. The waiver of notice, consent or approval need not specify the purpose of the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      SECTION 12.  ADJOURNMENT.  A quorum of the directors may adjourn any
                   -----------
directors' meeting to meet again at a stated day and hour; provided, however,
                                                           --------  -------
that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

      SECTION 13.  NOTICE OF ADJOURNMENT.  If the meeting is adjourned for more
                   ---------------------
than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

      SECTION 14.  FEES AND COMPENSATION.  Directors and members of committees
                   ---------------------
may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

      SECTION 15.  REMOVAL.  Subject to the provisions of Sections 302, 303 and
                   -------
304 of the California Corporations Code, directors may be removed with or without cause.


                                   ARTICLE IV

                                    OFFICERS

      SECTION 1.  OFFICERS.  The officers of the corporation shall be a
                  --------
President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one
(1) or more Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

      SECTION 2.  ELECTION.  The officers of the corporation, except such
                  --------
officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article IV, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

      SECTION 3.  SUBORDINATE OFFICERS.  The Board of Directors may appoint, and
                  --------------------
may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

      SECTION 4.  REMOVAL AND RESIGNATION.  Subject to the rights, if any, of an
                  -----------------------
officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 5.  VACANCIES.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

      SECTION 6.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if there
                  ---------------------
shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

      SECTION 7.  PRESIDENT.  Subject to such supervisory powers, if any, as may
                  ---------
be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

      SECTION 8.  VICE PRESIDENT.  In the absence or disability of the
                  --------------
President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the President, or the Chairman of the Board or by these bylaws.

      SECTION 9.  SECRETARY.  The Secretary shall record or cause to be
                  ---------
recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may direct, a book of minutes of all meetings and actions taken at all meetings of directors, committees of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

      SECTION 10.  CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall
                   -----------------------
keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.


                                   ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

     The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. The corporation shall also have the authority, to the maximum extent permitted by the California Corporations Code, to advance expenses incurred by any agent of the corporation in defending any proceeding.

     The corporation shall have the authority to purchase and maintain insurance on behalf of agents of the corporation against any liability asserted against or incurred by any agent in such capacity or arising out of the agent's status as agent.

     The corporation shall have the power to enter into binding agreements with its agents to provide the indemnification allowed under this Article V.

     Nothing in this Article V shall be construed either to allow indemnification of any agent for any acts or omissions or transactions from which such agent may not be indemnified under applicable California law or to deny indemnification when applicable California law requires indemnification.

     For purposes of this Article V, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. For purposes of this Article V, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article V, "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

                                   ARTICLE VI

                                 MISCELLANEOUS

      SECTION 1.  INSPECTION OF CORPORATE RECORDS.  The accounting books and
                  -------------------------------
records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation and to obtain from the transfer agent for the corporation, upon written demand and upon the tender of such transfer agent's usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiaries. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

      SECTION 2.  CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for
                  --------------------
payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

      SECTION 3.  ANNUAL REPORT TO SHAREHOLDERS.  The annual report to
                  -----------------------------
shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with so long as the corporation has fewer than one hundred
(100) holders of records of its shares, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3)-month, six (6)-month or nine (9)-month period of the then current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The corporation shall use its best efforts to deliver the statement to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

     The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

      SECTION 4.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board of
                  ---------------------------------------
Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

      SECTION 5.  CERTIFICATE FOR SHARES.  Every holder of shares in the
                  ----------------------
corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one (1) signature, including that of either officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the California Corporations Code, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full
         --------  -------
payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

      SECTION 6.  LOST CERTIFICATES.  No new certificate for shares shall be
                  -----------------
issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be
                           --------  -------
issued without the surrender and cancellation of the old certificate if: the old certificate is lost, apparently destroyed or wrongfully taken; the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Uniform Commercial Code.

      SECTION 7.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The Chairman
                  ----------------------------------------------
of the Board, the President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

      SECTION 8.  INSPECTION OF BYLAWS.  The corporation shall keep in its
                  --------------------
principal executive office in California, or, if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of the bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

      SECTION 9.  CONSTRUCTION AND DEFINITIONS.  Unless the context otherwise
                  ----------------------------
requires, the general provisions, rules of construction and definitions contained in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


                                  ARTICLE VII

                                  AMENDMENTS

      SECTION 1.  POWER OF SHAREHOLDERS.  New bylaws may be adopted or these
                  ---------------------
bylaws may be amended or repealed by the affirmative vote or written consent of the holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the Articles of Incorporation.

      SECTION 2.  POWER OF DIRECTORS.  In addition to the right of the
                  ------------------
shareholders as provided in Section 1 of this Article VII to adopt, amend or repeal bylaws, any bylaw, other than a bylaw or amendment thereof changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.